Exhibit 10.19
COMMERCIAL PROPERTY LEASE AGREEMENT
By this lease agreement, the undersigned parties, on one side
1. VERBO EMPREENDIMENTOS E PARTICIPAÇÕES LTDA., company with its principal place of business at Rua Gomes de Carvalho 1.306, 10o andar, CJ. 102 – Sala 01, Vila Olímpia, São Paulo, enrolled in the General Taxpayers’ Register under CNPJ No 54.626.890/0001-70, exempt from State Enrollment, herein represented by its partner MARLI DAVID GUSMÃO DOS SANTOS, Brazilian, businesswoman, bearer of identification card RG No 3.990.595 SSP/SP, enrolled in the Individual Taxpayers’ Register under CPF No 917.582.898-72, resident and domiciled in this capital city, hereinafter referred to as LESSOR and on the other side
2. MERCADOLIVRE.COM ATIVIDADES DE INTERNET LTDA., a company with its principal place of business at Rua Arandú 281 — 9º andar, São Paulo- SP, enrolled in the General Taxpayers’ Register under CNPJ No 03.361.252/0001-34, herein represented by its legally constituted Manager STELLEO PASSOS TOLDA, bearer of identification card RG No 7.575.578-5 SSP/SP, enrolled in the Individual Taxpayers’ Register under CPF/MF No 028.676.707-48, hereinafter referred to as LESSEE;
have agreed as follows:
Clause One: LESSOR is the owner of units numbers 71 and 72 in Edifício Business Center – 7o andar located at Rua Gomes de Carvalho 1.306, Vila Olímpia, São Paulo, 28th Sub-District, Jardim Paulista, with a private area of 598.32 square meters and eighteen (18) parking spaces perfectly described and specified in registrations numbers 129.367 and 129.368 with the Real Estate Registration Office of São Paulo.
Clause Two: By this instrument and for all purposes of law, LESSOR hereby leases to LESSEE, for exclusively commercial purposes, the premises mentioned in the preceding clause, for twenty four (24) months. The lease term shall commence on December 1st, 2009 and shall terminate on November 30, 2011.
Clause Three: The monthly lease amount is twenty two thousand and five hundred reais (R$ 22,500.00).
Paragraph One: This agreement is entered into under the legislation, still in force, that implemented the economic changes resulting from the “Plano Real”, that forbids monetary restatement to be applied with a time interval of less than one year. However, it is hereby established that if such legislation is changed at any time during the effectiveness of this agreement so as to permit monetary restatement to be applied on leases, then the lease amount hereby agreed upon shall be subject to monetary restatement with a smallest time interval permitted by the new legislation, according to the legally established index. The lease shall be adjusted according to the variation of the IGPM/FGV. In case such index is extinct, the lease shall be adjusted by any index that may replace it.

Clause Four: The lease and any other lease charges due by LESSEE under this agreement shall be paid monthly in arrears and will be due on the first (1st) day of each month upon presentation of a “Lease Payment Slip” issued by LESSOR; if LESSEE does not receive such Lease Payment Slip up to the due date, then it shall request it via telephone: (11) 3045-5541, extension: 105.
Clause Five: Non-payment of the lease and other charges on the date and under the provisions established on the preceding clause, shall subject lessee to a twenty percent (20%) penalty on the overdue amount, plus monetary restatement. Such penalty and monetary restatement shall be applicable from the maturity date up the effective payment; if payment is delayed for more than thirty (30) days, a one percent (1%) interest per month shall be charged, without prejudice of contractual termination and any other legal sanctions. If a judicial suit is filed, LESSEE shall bear, in addition to interest, monetary restatement and penalty, lawyer’s fees at 20% of the total amount due.
Clause Six: LESSEE shall bear any expenses related to the consumption of water, electricity, gas, Municipal Real Estate Tax – IPTU, garbage and condominium tax, and the respective increases thereon.
Sole Paragraph: LESSEE hereby undertakes to present to LESSOR, upon termination of the lease, supporting documents evidencing the payment of water, electricity, gas, Municipal Real Estate Tax – IPTU, garbage and condominium tax bills and other charges.
Clause Seven: Any taxes, municipal real estate taxes that are levied or come to be levied on the leased premises and on the public road where it is located shall be solely borne by LESSEE.
Clause Eight: Except for those works that affect the security of the building, LESSEE hereby undertakes to maintain the leased premises in good conditions of hygiene and cleaning and the bathroom and lighting fixtures, stove, wallpapers paint, window glasses, marbles, locks, taps, wash basins, bathrooms, drains, and other appliances in perfect state of conservation and operation, so as to return the premises upon termination or rescission of this agreement, with no right to claim any lien on or damages for any improvements to the premises, even if necessary, such improvements to be hereby incorporated into the premises.
Clause Nine: LESSEE hereby undertakes to deliver to LESSOR, within the legal time frame, any notices received and any communication related to the leased premises and that are under the LESSEE’s responsibility, as well as any and all penalties and increases thereon resulting from the delay in delivering such documents to LESSOR.
Clause Ten: LESSOR may, whether personally or through an authorized representative, visit the leased premises at a previously agreed with LESSEE, in order to check the treatment provided to the premises or to accompany any persons who may be interested in buying the property.
Clause Eleven: If the leased premises are located in a condominium building, LESSEE represents that it is aware of the provisions of Condominium Regulations, that rule the activities of the occupants of the building, and further agrees to fully comply with such regulations under the penalties herein established.

Paragraph One: LESSEE hereby represents that it is aware of the Building’s Internal Regulation and that it agrees to comply with the provisions thereof that are an integral part of this agreement as if they were herein transcript.
Paragraph Two: LESSEE shall pay the condominium ordinary expenses.
Clause Twelve: Upon termination of the lease, LESSEE shall return the premises fully vacant of persons and things, in perfect maintenance and preservation conditions, regardless of any notice or notification, under penalty of being submitted to the fines herein imposed and other applicable legal provisions.
First Paragraph: Delivery of the premises will occur upon delivery of the keys by LESSEE to LESSOR after inspection thereon.
Clause Thirteen: This lease agreement shall be terminated in the event that reconstruction of the building is required as a result of fire or any accident, however, if LESSEE is to be blamed for such fire or accident, then it shall remain responsible even if the leased premises return to their previous condition.
Paragraph One: In the event of expropriation of the leased premises by any competent public authority, this lease agreement shall be terminated and the parties hereof shall be released from any obligations established in this agreement, exception made to any rights resulting therefrom up to the time when expropriation takes place.
Clause Fourteen: The assignment of this agreement, loan for use, sublease or any other form of transfer of the leased premises are hereby expressly forbidden.
Clause Fifteen: If any of the parties breaches this agreement, it shall be subject to a contractual penalty equal to three (3) months’ rent in force at the time of the breach, and regardless of the period of time that had elapsed from the beginning of the lease agreement, such penalty shall be charged in full. The non-breaching party may deem the lease simultaneously terminated, regardless of any notice or notification, or, further, it may require full performance of this agreement up until termination thereof, under the conditions herein provided for, without prejudice to any penalty it is entitled to charge.
Clause Sixteen: The premises shall be returned in good condition, clean and painted.
Paragraph One: In order to carry on its activities, LESSEE may make improvements in the leased premises, always with the LESSOR’s consent, provided that the architecture and the use of the leased premises are not changed on account of such improvements. Such improvements may, however, at LESSOR’s discretion, be incorporated into the premises, and LESSEE shall not have the right to indemnification, compensation or lien for any purpose whatsoever.
Paragraph Two: When using the leased premises, LESSEE shall be held liable for any sanctions that may be imposed thereon on account of any infringement it may commit and LESSOR is hereby released from any responsibility therefore.

Clause Seventeen: The provisions related to early payment of lease shall remain in force, under Clause VI-7 of the lease agreement entered into on December 1st, 2005, when the amount equivalent to three (3) month’s rent at the time, or fifty four thousand reais (R $54,000.00), was paid and shall be used by LESSOR to pay the lease in the last three months of the lease agreement, or if already paid, such amounts shall be returned to LESSEE, duly adjusted by the official indices used to make adjustments to Savings Accounts, such indices accumulated between the date on which this lease agreement is entered into and the date of execution of the Instrument for Delivery of Keys, when the leased premises shall be vacated.
Sole Paragraph: In the event of early termination, LESSEE agrees to inform LESSOR upon a sixty (60) day’s prior notice.
Clause Eighteen: Any dispute that may arise from this lease agreement shall be subject to the jurisdiction of the Courts sitting in the city where the premises are located, and the parties hereby expressly waive any other jurisdiction, as privileged as it may be. This agreement and all its terms, clauses and conditions are binding on the parties, their heirs and successors.
In witness whereof, the parties have executed this agreement in two (02) counterparts of equal content, in the presence of the undersigned witnesses.
São Paulo, February 01, 2010
[signed]
VERBO EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.
Marli David Gusmão dos Santos
LESSOR
[signed]
MERCADOLIVRE.COM ATIV. DE INTERNET LTDA
Stelleo Passos Tolda
LESSEE
Witnesses
1. [signed]
Claudete Siqueira Bicudo
RG: 14.270.984-0
2. [signed]
Clélia Maria de Paula
RG. No 30.403.587-7 SSP/SP
CPF/MF No: 276.560.658-73
[signature of Marli David Gusmão dos Santos certified by the 4ht Notary Office of the State of São Paulo]